Exhibit 99.1

Banks.com, Inc.

YOUR VOTE IS IMPORTANT.  PLEASE VOTE TODAY.

Control Number: 1234-5678-9100

Jon B. Shareholder &
June S. Shareholder JT TEN
1234 First Street, APT 102B
San Francisco, CA 94108

Please mark your votes as indicated in this example	☒

The Board of Directors recommends you vote “FOR” proposals 1:

1.	To approve the Plan and Agreement of Merger dated as of February 26, 2012, among Remark Media, Inc., Remark Florida, Inc. and Banks.com, Inc.

FOR	AGAINST	ABSTAIN
☐	☐	☐

2.	In their discretion, the Proxies are authorized to vote upon such other business as may come before the meeting or any postponements or adjournments thereof.

The undersigned hereby acknowledges receipt of the Proxy Statement/Prospectus dated ________, 2012, and  Notice of Special Meeting of Shareholders to be held ____________, 2012.

Will Attend Meeting ☐	Mark Here for Address Change or Comments ☐

NOTE: Please sign as names appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Dated:                                                                                                       , 2012

Signature	Signature (if held jointly)

BANKS.COM, INC

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ________, 2012

The undersigned hereby appoints Daniel M. O’Donnell and  Bradley T. Zimmer, or either of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote as designated below all of the shares of Common Stock held of record by the undersigned on April 20, 2012, at the Special  Meeting of Shareholders of Banks.com, Inc. to be held on __________, 2012 at _____ p.m. at the offices of Greenberg Traurig, LLP, 3333 Piedmont Rd., Suite 2500, Atlanta, GA 30305, or any postponements or adjournments thereof.

THIS PROXY, DULY EXECUTED, WILL BE VOTED AS SPECIFIED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1.  PLEASE SIGN, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED ENVELOPE.

NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

Important notice regarding the Internet availability of proxy materials for the Special Meeting of Shareholders. The Proxy Statement/Prospectus is available at the following web address: https://www.banks.com

Transfer Online, Inc.  is the transfer agent for Banks.com, Inc. Visit us on the web at www.transferonline.com to view stock transfer instructions and our Q&A section. For assistance with your stockholder account call us 503-227-2950 between 8:00 a.m. – 4:30 p.m. Monday – Friday Pacific Time.

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